NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE STATE SECURITIES LAWS. AS A RESULT, THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO THE COMPANY OF AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR COMPLIANCE WITH RULE 144 UNDER SUCH ACT. THE TRANSFER OF THIS WARRANT IS FURTHER RESTRICTED AS PROVIDED HEREIN.

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF WEBDIGS, INC.

EXERCISABLE ON OR BEFORE, AND VOID AFTER 5:00 P.M. MINNEAPOLIS TIME ON December 12, 2009

THIS CERTIFIES THAT Lantern Advisors, LLC, a Minnesota limited liability company (the "Holder"), or registered assigns, is entitled to subscribe for and purchase from Webdigs, Inc., a Delaware corporation (the "Company"), at any time permitted hereunder after May 12, 2009 and through December 12, 2009 (subject to the terms and provisions of this Warrant), up to 300,000 shares of the Company's common stock at an exercise price of $0.01 per share, subject to adjustment as provided herein (as adjusted, the "Purchase Price").

The shares of common stock that may be acquired upon exercise of this Warrant (subject to adjustment as provided herein) are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means the Holder identified in the paragraph above and any party who acquires all or a part of this Warrant as a registered transferee of such Holder. This Warrant is subject to the following terms and conditions:

1. Exercise. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of common stock), by written Notice of Exercise in the form attached hereto delivered to the Company at its principal office prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant, along with a check in payment of the Purchase Price multiplied by the number of Warrant Shares being purchased hereunder (unless this Warrant is being exercised pursuant to Section 9 below). The right to exercise this Warrant shall vest immediately.

2. Exchange and Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.

3. Issuance of the Warrant Shares.

(a) Subject to the provisions of paragraph (b) below, certificates for the Warrant Shares purchased hereunder shall be delivered to the Holder within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been

exercised in accordance with the requirements hereof, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

(b) Notwithstanding the foregoing, the Company shall not be required to recognize any exercise, or deliver any certificate for Warrant Shares upon attempted exercise, of this Warrant except in accordance with exemptions from the applicable securities, registration requirements or registrations under applicable securities laws. The Company shall not be obligated to effect a registration of the Warrant Shares under federal or state securities laws unless specifically so provided herein. The Holder agrees to execute such documents and make such representations, warranties and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares or their later resale pursuant to a registration statement filed by the Company.

4. Covenants of the Company. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and available, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of common stock to provide for the exercise of the rights represented by this Warrant.

5. Purchase Price and Warrant Share Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

(a) In case the Company shall hereafter: (i) pay any dividends on any class of capital stock of the Company payable in common stock or other securities; (ii) subdivide its then-outstanding shares of common stock into a greater number of shares; or (iii) combine outstanding shares of common stock, by reclassification or otherwise; then, in any such event, the Purchase Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of common stock outstanding immediately prior to such event, multiplied by the then-existing Purchase Price, by (B) the total number of shares of common stock outstanding immediately after such event (including in each case the maximum number of shares of common stock issuable in respect of any other outstanding securities), and the resulting quotient shall be the adjusted Purchase Price. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Company's board of directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Purchase Price between or among shares of such classes of capital stock or shares of common stock and other capital stock. All calculations under this paragraph shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this paragraph, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of common stock, thereafter the Purchase Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to common stock contained in this Section.

(b) Simultaneously with any adjustment to the Purchase Price pursuant to paragraph (a) above, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Purchase Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Purchase Price in effect immediately prior to such adjustment.

(c) In case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the surviving corporation), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under paragraphs (a) or (b) above but the Holder of this Warrant then outstanding shall have the right thereafter to convert this Warrant into the kind and amount of shares of stock and other securities, and any other property, which he, she or it would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange sale or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

6. No Voting Rights. This Warrant by itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

7. Notice of Transfer of Warrant or Resale of the Warrant Shares.

(a) By acceptance hereof, the Holder agrees to give written notice to the Company before transferring this Warrant or any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. If in the opinion of counsel to the Company the proposed transfer may be effected without registration or qualification (under any federal and state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933 (the "Securities Act") and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer of disposition of the Warrant or Warrant Shares.

(b) If, in the opinion of counsel referred to in this Section, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section may not be effected without registration or qualification of this Warrant or such Warrant Shares, then the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of both such counsel, are permitted by law.

8. No Fractional Shares. No fractional shares will be issued upon the exercise hereof.

9. Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 1 hereof, the Holder may elect to receive, without the payment of any additional consideration, a number of Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant to the Company together with a duly executed Notice of Exercise (in the form attached hereto) in which the appropriate alternative is initialed by the Holder. In such event, the Company shall issue to the Holder the number of Warrant Shares computed by applying the following formula:

$$\frac{Y(A-B)}{A} = X$$

Where:

X	=	the number of Warrant Shares to be issued to the Holder;
Y	=	the number of Warrant Shares subject to this warrant (or, if only a portion of this Warrant is being exercised, the number of Warrant Shares subject to the portion of this Warrant being exercised);
A	=	the Fair Market Value of one Warrant Share (at the date of such exercise); and
B	=	the Purchase Price, as adjusted to the date of such calculation.

For purposes of the above, the "Fair Market Value" of one share shall equal the average of the closing sale prices of the common stock quoted on a Nasdaq Stock Market, the AMEX, or NYSE (collectively, a "Stock Exchange"), or the last sales price listed in the Over-The-Counter Bulletin Board (or the Pink Sheets) or the closing price quoted on any national securities exchange on which such securities are listed, whichever is applicable, for the ten trading days immediately prior to the date of determination of Fair Market Value. If, however, the common stock is not traded on a Stock Exchange or the Over-The-Counter Bulletin Board or Pink Sheets, the Fair Market Value of a Warrant Share shall be determined in good faith by the Company's board of directors.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

WEBDIGS, INC.

By: ______________________
ROBERT A. BUNTZ, JR.
Chief Executive Officer

Dated: 5/14/09